UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 27, 2007
(August 21, 2007)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles E. McMahen, a member of the PNM Resources (“PNMR”) Board, notified PNMR on August 21, 2007 that he was resigning from the PNMR Board for personal reasons, effective immediately.  His resignation did not reflect any disagreement with PNMR on any matter relating to PNMR’s operations, policies or practices.

In his letter of resignation dated August 21, 2007, Mr. McMahen stated that he was resigning so that he could move toward his retirement goals and noted that his time commitments relating to the PNMR Board had been very demanding.  He also stated that, as Chair of the Audit and Ethics Committee, he had no concerns or issues relative to financial statements or internal controls. Mr. McMahen’s letter of resignation, dated August 21, 2007, is filed herewith as Exhibit 99.1.

PNMR director Julie A. Dobson has been elected to replace Mr. McMahen as Chair of the Audit and Ethics Committee.  Ms. Dobson has served on the Audit and Ethics Committee since 2002, previously served as its Chair from 2004 through 2006, and is qualified as an “audit committee financial expert”.  PNMR director Woody L. Hunt has been elected to replace Ms. Dobson as Chair of the Finance Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

99.1	Letter of resignation, dated August 21, 2007, from Charles E. McMahen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 27, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)